UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2014

TransCoastal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14665	75-2649230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17304 Preston Road, Suite 700, Dallas, Texas		75252
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (972) 458-1701

N/A

17304 Preston Rd, Suite 700, Dallas TX	75252
(zip code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

TransCoastal Corporation (the "Company") has entered into a Loan Agreement and Promissory Note with Dalton Lott, an individual (“Lott”) effective June 30, 2014. Mr. Lott is the father-in-law of Stuart Hagler our Chief Executive Officer. The principle of the note is $1,500,000 with 5.5% simple annual interest for a term of six years. The Company will pay no interest or principal on the note until January 1, 2015. The Company will make interest only payments of $6,875 monthly, due on the first day of each month, beginning January 1, 2015 and each month thereafter until September 30, 2015. Beginning October 1, 2015 the Company will begin to pay principal and interest on the note in 60 consecutive monthly payments of $28,651.74 each and due on the first of each month thereafter. The note can be prepaid at any time with no penalty. The note is personally guaranteed by three directors and officers of the Company, Stuart Hagler, David May and Wilbur Westmoreland. The Loan Agreement and Promissory Note are attached as exhibits to this report.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1      TransCoastal Corporation Loan Agreement with Dalton Lott dated effective as of June 30, 2014.

Exhibit 10.2      TransCoastal Corporation Promissory Note with Dalton Lott dated effective as of June 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2014

TransCoastal Corporation

By:	/s/ Stuart G. Hagler
Name:	Stuart G. Hagler,
Title:	CEO